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                                                                      EXHIBIT 32


                            NUWAVE TECHNOLOGIES, INC.


                             CERTIFICATE PURSUANT TO
                            18 U.S.C. SECTION 1350,
                                   AS ADOPTED
                                   PURSUANT TO
                  SECTION 906 OF SARBANES - OXLEY ACT OF 2002


         Each of the undersigned, George D. Kanakis , the Chairman of the Board, President and Chief Executive Officer, and Chief Financial Officer of NUWAVE Technologies, Inc. (the "Company"), DOES HEREBY CERTIFY that:

         1. The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

         2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 19th day of November 2003.




                                        /s/ George D. Kanakis
                                        --------------------------------------
                                        Chairman of the Board, President and
                                        Chief Executive and Financial Officer